UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2009

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 15, 2009, the Compensation Committee of the Board of Directors of Westlake Chemical Corporation (the “Company”) adopted the Westlake Chemical Corporation Annual Incentive Plan (the “Incentive Plan”). The Incentive Plan is designed to conform to the provisions of the Company’s 2004 Omnibus Incentive Plan. The Company’s executive officers and other key employees are eligible to receive cash awards under the Incentive Plan. The Compensation Committee will administer the Incentive Plan with respect to the Company’s executive officers, and the Company’s Chief Executive Officer (or any other executive officer to whom the Chief Executive Officer may delegate such authority) will administer the Incentive Plan with respect to other participants. Awards under the Incentive Plan are intended to qualify as “qualified performance awards” under the Company’s 2004 Omnibus Incentive Plan that comply with the rules applicable to performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code.

Any bonuses paid under the Incentive Plan will be paid from an “Incentive Pool,” and the amount of the Incentive Pool will be equal to the sum of the value of the target bonuses for all participants under the Incentive Plan.

The payment of bonuses from the Incentive Pool will not be authorized under the Incentive Plan unless one of the following performance goals for the performance period from January 1, 2009 to December 31, 2009 is satisfied:

•	the Company’s total shareholder return for 2009 is within the top two-thirds relative to the Company’s peer group,

•	the Company’s EBITDA for 2009 is greater than the Company’s EBITDA for 2008, or

•

the Company achieves an amount of cost reduction during 2009 that is at least 50% (or, under specified market circumstances, 30%) of an amount of cost reduction targeted by the Company at the beginning of 2009.

If the Incentive Pool is authorized, the Compensation Committee, or the Chief Executive Officer, with respect to participants who are not executive officers, may reduce (but not increase) the Incentive Pool by reducing the size of a participant’s target bonus to reflect additional quantitative and qualitative factors, including total shareholder return, safety, cost reductions, amounts payable under EVA (economic value added) Incentive Plan (EVAIP) and individual performance factors. The Company expects that the awards for 2009 will be determined and paid in the first quarter of 2010. The aggregate of target bonuses under the Incentive Plan and the EVAIP for each of the Company’s named executive officers shall not exceed the target bonuses for the EVAIP set forth as a percentage of base pay under “Compensation Discussion and Analysis—Cash Incentive Plans/Bonuses” in the Company’s proxy statement related to its 2009 annual meeting.

The foregoing description of the Incentive Plan is qualified in its entirety by reference to the complete document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

10.1	Westlake Chemical Corporation Annual Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: May 21, 2009

4